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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                               __________________



                                   FORM 8-K/A
                                (Amendment No. 1)


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



       Date of Report (Date of Earliest Event Reported): September 6, 2001



                              PILLOWTEX CORPORATION
             (Exact Name of Registrant as Specified in its Charter)



              Texas            1-11756                75-2147728
           (State of         (Commission            (IRS Employer
         Incorporation)      File Number)         Identification No.)


              4111 Mint Way, Dallas, Texas                 75237
         (Address of Principal Executive Offices)       (Zip Code)



       Registrant's telephone number, including area code: (214) 333-3225



                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)


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

The Form 8-K filed by the registrant on September 13, 2001 is hereby amended and supplemented as follows:

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         (a)   Financial Statements of Businesses Acquired.

               Not Applicable.

         (b)   Pro Forma Financial Information.

                                                                     Page Number
                                                                     -----------

               Overview                                                   2
               Unaudited Pro Forma Consolidated Statement
                   of Operations for the Six Months ended
                   June 30, 2001                                          3
               Unaudited Pro Forma Consolidated Statement
                   of Operations for the Fiscal Year ended
                   December 30, 2000                                      5
               Unaudited Pro Forma Consolidated Balance
                   Sheet at June 30, 2001                                 7

         (c)   Exhibits:

               Exhibit
                Number         Exhibit
                ------         -------

                  2.1 Asset Purchase Agreement, dated as of July 27, 2001, between Beacon Manufacturing Company and Beacon Acquisition Corporation (incorporated by reference to Exhibit 2.1 to Pillowtex Corporation's Current Report on Form 8-K dated August 23, 2001)

                  2.2 First Amendment to Asset Purchase Agreement, dated September 6, 2001, between Beacon Manufacturing Company and Beacon Acquisition Corporation (incorporated by reference to
                               Exhibit 2.2 to Pillowtex Corporation's Current Report on Form 8-K dated September 13, 2001)

                     PILLOWTEX CORPORATION AND SUBSIDIARIES
                             (DEBTORS-IN-POSSESSION)
             UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

     On September 6, 2001, Beacon Manufacturing Company ("Beacon"), a wholly owned subsidiary of Pillowtex Corporation (the "Company"), sold to Beacon Acquisition Corporation (the "Purchaser") the majority of the inventory and fixed assets associated with the Company's Blanket Division for approximately $13.4 million (the "Sale"). The purchase price consisted of approximately $12.1 million paid in cash (a portion of which was placed in escrow to secure Beacon's post-closing obligations under the purchase agreement) and a three-year promissory note in a principal amount of approximately $1.3 million (the "Promissory Note").

     The net cash proceeds of $11.2 million from the Sale were applied to pay down obligations to the lenders under the Company's prepetition senior debt facilities. These debt facilities are described in the Notes to Consolidated Financial Statements included in the Company's quarterly report on Form 10-Q for the quarter ended June 30, 2001.

     The unaudited pro forma consolidated statements of operations on the following pages are based upon the historical results of operations of the Company for the six months ended June 30, 2001 and the year ended December 30, 2000. The pro forma adjustments thereto give effect to the Sale as if such sale had occurred on January 2, 2000 and exclude the non-recurring loss on sale of discontinued operations.

     The unaudited pro forma consolidated balance sheet as of June 30, 2001 is based upon the historical balance sheet as of June 30, 2001 and includes pro forma adjustments as if the Sale had occurred on that date. The effect of the loss on sale of discontinued operations is included in the pro forma balance sheet.

     The unaudited pro forma consolidated statements of operations and the consolidated balance sheet are intended for informational purposes only and are not necessarily indicative of the future results of operations had the Sale occurred on January 2, 2000. These unaudited pro forma consolidated financial statements and the accompanying notes should be read in conjunction with the Company's consolidated financial statements and notes thereto included in the Company's quarterly report on Form 10-Q for the quarter ended June 30, 2001 and the Company's annual report on Form 10-K for the fiscal year ended December 30, 2000.

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                     PILLOWTEX CORPORATION AND SUBSIDIARIES
                             (DEBTORS-IN-POSSESSION)
            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                         Six Months ended June 30, 2001
                (Dollars in thousands, except for per share data)

                                                                                    Pro Forma
                                                                                   Adjustments
                                                                                       for
                                                                                 Sale of Blanket
                                                             Historical             Division         Pro Forma
                                                           --------------       ----------------  ---------------
Net sales                                                  $    537,253            (21,193)(1)        516,060
Cost of goods sold                                              537,885            (27,977)(2)        509,908
                                                           ------------         ----------        -----------
      Gross profit (loss)                                          (632)             6,784              6,152

Selling, general and administrative expenses                     44,781               (122)(3)         44,659

Impairment of long-lived assets                                  20,085                  -             20,085

Restructuring charge                                              6,864               (399)(4)          6,465
                                                           ------------         ----------        -----------
      Earnings (loss) from operations                           (72,362)             7,305            (65,057)

Interest expense                                                 35,376               (639)(5)         34,737
                                                           ------------         ----------        -----------
      Earnings (loss) before reorganization items and
        income taxes                                           (107,738)             7,944            (99,794)

Reorganization items                                             21,165                  -             21,165
                                                           ------------         ----------        -----------

      Earnings (loss) before income taxes                      (128,903)             7,944           (120,959)
Income taxes                                                          -                  - (6)              -
                                                           ------------         ----------        -----------

      Net earnings (loss)                                      (128,903)             7,944           (120,959)
Preferred dividends and accretion                                 7,396                  -              7,396
                                                           ------------         ----------        -----------
      Earnings (loss) applicable to common shareholders    $   (136,299)             7,944           (128,355)
                                                           ============         ==========        ===========

Loss per common share -
      Basic and diluted                                    $      (9.56)                                (9.01)
                                                           ============                           ===========
Weighted average common shares outstanding -
      Basic and diluted                                          14,251                                14,251
                                                           ============                           ===========



See accompanying notes to the unaudited pro forma consolidated statement of operations for the six months ended June 30, 2001.

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                              PILLOWTEX CORPORATION
                             (DEBTORS-IN-POSSESSION)
        Notes to Unaudited Pro Forma Consolidated Statement of Operations
                         Six Months ended June 30, 2001
                                   (unaudited)


(1)  Reflects sales associated with the Blanket Division.

(2) Reflects cost of goods sold associated with the Blanket Division and a $0.2 million reduction in corporate information technology expenses dedicated to the Blanket Division.

(3) Includes $0.1 million in income from a license agreement under which the Purchaser has the right to use certain of the Company's licensed trademarks, representing the minimum amount due for the second year of the agreement.

(4) Reflects the restructuring charge associated with the Blanket Division's manufacturing facility in Newton, North Carolina which was closed on June 30, 2001.

(5) Represents a reduction in interest expense of $0.5 million relating to the repayment of $12.0 million on the Company's prepetition senior debt facilities with the estimated net proceeds from the Sale at an assumed rate of 8.9% and $0.1 million of interest income on the Promissory Note at the stated interest rate of 11%.

(6) A pro forma adjustment to income taxes is not reflected as the increase in earnings before income taxes resulting from the pro forma adjustments would be completely offset by a reduction in the deferred tax asset valuation allowance recorded at June 30, 2001.

                     PILLOWTEX CORPORATION AND SUBSIDIARIES
                             (DEBTORS-IN-POSSESSION)
            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                          Year ended December 30, 2000
                (Dollars in thousands, except for per share data)

                                                                                 Pro Forma
                                                                                Adjustments
                                                                                    for
                                                                              Sale of Blanket
                                                          Historical             Division            Pro Forma
                                                         -------------        ---------------      -------------
Net sales                                                $   1,349,627                (90,623)(1)      1,259,004
Cost of goods sold                                           1,349,259               (126,394)(2)      1,222,865
                                                         -------------        ---------------      -------------
      Gross profit                                                 368                 35,771             36,139

Selling, general and administrative expenses                   128,396                 (2,374)(3)        126,022

Impairment of long-lived assets                                112,711                (88,311)(4)         24,400
                                                         -------------        ---------------      -------------
      Earnings (loss) from operations                         (240,739)               126,456           (114,283)

Interest expense                                               107,061                 (1,418)(5)        105,643
                                                         -------------        ---------------      -------------
      Earnings (loss) before reorganization items
         and income taxes                                     (347,800)               127,874           (219,926)

Reorganization items                                            19,368                      -             19,368
                                                         -------------        ---------------      -------------

      Earnings (loss) before income taxes                     (367,168)               127,874           (239,294)
Income tax expense (benefit)                                  (104,760)                11,911 (6)        (92,849)
                                                         -------------        ---------------      -------------

      Net earnings (loss)                                     (262,408)               115,963           (146,445)
Preferred dividends and accretion                                8,928                      -              8,928
                                                         -------------        ---------------      -------------
      Earnings (loss) applicable to common
         shareholders                                    $    (271,336)               115,963           (155,373)
                                                         =============        ===============      =============


Loss per common share -
      Basic and diluted                                  $      (19.04)                                   (10.90)
                                                         =============                             =============
Weighted average common shares outstanding -
      Basic and diluted                                         14,252                                    14,252
                                                         =============                             =============


See accompanying notes to the unaudited pro forma consolidated statement of operations for the year ended December 30, 2000.

                     PILLOWTEX CORPORATION AND SUBSIDIARIES
                             (DEBTORS-IN-POSSESSION)
        Notes to Unaudited Pro Forma Consolidated Statement of Operations
                          Year ended December 30, 2000
                                   (unaudited)



(1)      Reflects sales associated with the Blanket Division.

(2) Reflects cost of goods sold associated with the Blanket Division, including a $19.7 million inventory write-down and a $0.3 million reduction in corporate information technology expenses dedicated to the Blanket Division. Corporate costs previously allocated to the Blanket Division of approximately $2.3 million are excluded from the adjustment.

(3) Includes $0.3 million in rental income for a warehouse that the Purchaser is leasing from the Company for five months following the Sale, $0.2 million of income related to a transitional services agreement, under which the Company will provide technology and accounting support to the Purchaser for six months following the Sale, and $1.1 million of amortization expense for the goodwill associated with the Blanket Division.

(4) Reflects $38.3 million for goodwill and $50.0 million for fixed assets associated with the Blanket Division.

(5) Represents a reduction in interest expense of $1.3 million relating to the repayment of $12.0 million on the Company's prepetition senior debt facilities with the estimated net proceeds from the Sale at an assumed rate of 10.1% and $0.1 million of interest income on the Promissory Note at the stated interest rate of 11%.

(6) A reconciliation of income tax benefit computed using the U.S. federal statutory income tax rate of 35% of loss before income taxes to the actual income tax benefit is as follows (in thousands):

                  Expected tax at U.S. statutory rate          $   (44,756)
                  Change in valuation allowance                     32,666
                  Other                                                179
                                                               -----------
                                                               $   (11,911)
                                                               ===========

                              PILLOWTEX CORPORATION
                             (DEBTORS-IN-POSSESSION)
                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                                  JUNE 30, 2001
                             (Dollars in thousands)

                                                                                       Pro Forma
                                                                                      Adjustments for
                                                                                      Sale of Blanket
                            ASSETS                                  Historical           Division               Pro Forma
                                                                  ----------------   -----------------       --------------
Current assets:
 Cash and cash equivalents                                      $      24,621                 -                  24,621
 Receivables:
  Trade                                                               166,577            (9,387)   (1)          157,190
  Other                                                                 7,439               (56)   (1)            7,383
 Inventories                                                          244,874           (19,159)   (2)          225,715
 Assets held for sale                                                   7,074                 -                   7,074
 Prepaid expenses                                                       3,616              (125)   (3)            3,491
 Net assets of discontinued operations                                      -            12,086    (4)           12,086
                                                                -------------        ----------              ----------
  Total current assets                                                454,201           (16,641)                437,560

Property, plant and equipment, net                                    492,843            (7,797)   (5)          485,046
Intangible assets, at cost less accumulated amortization              227,219              (117)   (6)          227,102
Other assets                                                           29,511             1,894    (7)           31,405
                                                                -------------        ----------              ----------
      Total assets                                              $   1,203,774           (22,661)              1,181,113
                                                                =============        ==========              ==========
LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
Liabilities not subject to compromise:
Current liabilities:
 Accounts payable                                               $      38,267            (1,831)   (1)           36,436
 Accrued expenses                                                      52,894            (1,614)   (1)           51,280
 Current portion of long-term debt in default                         678,923           (12,025)   (8)          666,898
 Long-term debt in default                                             12,673                 -                  12,673
                                                                -------------        ----------              ----------
  Total current liabilities                                           782,757           (15,470)                767,287
Noncurrent liabilities                                                 38,833                 -                  38,833
                                                                -------------        ----------              ----------
  Total liabilities not subject to compromise                         821,590           (15,470)                806,120

Liabilities subject to compromise                                     491,898              (436)   (9)          491,462
                                                                -------------        ----------              ----------

      Total liabilities                                             1,313,488           (15,906)              1,297,582

Series A redeemable convertible preferred stock                        90,225                 -                  90,225

Shareholders' equity (deficit):
 Preferred stock                                                            -                 -                       -
 Common stock                                                             143                 -                     143
 Additional paid-in capital                                           160,120                 -                 160,120
 Accumulated deficit                                                 (358,366)           (6,755)   (10)        (365,121)
 Currency translation adjustment                                       (1,836)                -                  (1,836)
                                                                -------------       -----------              ----------
  Total shareholders' deficit                                        (199,939)           (6,755)               (206,694)
Commitments and contingencies
                                                                -------------       -----------              ----------
  Total liabilities and shareholders' deficit                   $   1,203,774           (22,661)              1,181,113
                                                                =============       ===========              ==========

         See accompanying notes to the unaudited pro forma consolidated balance sheet.

                              PILLOWTEX CORPORATION
                             (DEBTORS-IN-POSSESSION)
             Notes to Unaudited Pro Forma Consolidated Balance Sheet
                                  June 30, 2001
                                   (unaudited)

(1) Reflects the remaining balances of the Blanket Division retained by the Company which are reclassified to net assets of discontinued operations.

(2) Reflects $14.0 million of inventory sold to the Purchaser, a $3.3 million write-down to reflect the remaining inventory at its realizable value and the reclassification of the remaining $1.8 million inventory balance to net assets of discontinued operations.

(3)      Reflects balances written off upon disposition of the Blanket Division.

(4) Represents remaining assets and liabilities of the Blanket Division retained by the Company.

(5) Reflects the disposition of $2.9 million in the Sale and the reclassification of $4.9 million to net assets of discontinued operations, consisting of the warehouse facility in Mauldin, South Carolina.

(6) Represents the write-off of a pro rata portion of deferred financing costs associated with the Company's prepetition senior debt facilities, which were paid down with proceeds from the Sale.

(7) Reflects $1.3 million for the Promissory Note and $0.6 million of cash placed in escrow in accordance with the purchase agreement.

(8) Represents the repayment of the Company's prepetition senior debt facilities with the proceeds from the Sale.

(9) Represents prepetition accrued property taxes paid in conjunction with the Sale.

(10) Reflects the estimated loss from the Sale and other assets and liabilities incurred or relieved as a result of the Sale. The net estimated loss on the Sale as of June 30, 2001 is recorded as an increase in the accumulated deficit. The final loss will be determined based on the excess of proceeds received over the actual carrying value of the Blanket Division's assets relieved as a result of the Sale as of September 6, 2001 less direct costs associated with the Sale. The Company currently estimates the loss on the Sale as of September 6, 2001 to range from $4 million to $5 million.

                                   SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                      PILLOWTEX CORPORATION


                                      By: /s/ Michael R. Harmon
                                          --------------------------------------
                                          Michael R. Harmon
                                          Executive Vice President and Chief
                                          Financial Officer

Dated:  October 15, 2001

                                INDEX TO EXHIBITS
                                -----------------

            Exhibit
            Number        Exhibit
            ------        -------

              2.1 Asset Purchase Agreement, dated as of July 27, 2001, between Beacon Manufacturing Company and Beacon Acquisition Corporation (incorporated by reference to Exhibit 2.1 to Pillowtex Corporation's Current Report on Form 8-K dated August 23, 2001)

              2.2 First Amendment to Asset Purchase Agreement, dated September 6, 2001, between Beacon Manufacturing Company and Beacon Acquisition Corporation (incorporated by reference to Exhibit 2.2 to Pillowtex Corporation's Current Report on Form 8-K dated September 13, 2001)